Amendment No. 1 to Securities Redemption Option Agreement

This Amendment No. 1 (this "Amendment") to that certain Securities Redemption Option Agreement (the "Agreement"), dated as of January 10, 2013, by and between Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (“Vicis”), with a mailing address care of Vicis Capital, LLC, 445 Park Avenue, Suite 1043, New York, New York 10022, and OptimizeRx Corporation, a Nevada corporation maintaining a mailing address at 400 Water Street, Suite 200, Rochester, MI 48307 (the “Company”), is made effective as of this 30th day of December, 2013 (the "Amendment Effective Date").

WITNESSETH:

WHEREAS, the parties desire to amend the Agreement to extend the term of the Option and modify the Securities Redemption Price;

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, and intended to continue to be bound to the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1.                  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.                  Section 5 of the Agreement is hereby amended by deleting such Section 5 in its entirety and replacing it as follows:

“5. Term; Termination. The term of the Option shall be for a period that commences on the Effective Date and expires on March 31, 2014, unless sooner terminated by mutual written agreement of Vicis and the Company (the “Termination Date”). The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.”

3.                  The Securities Redemption Price set forth in Section 4 of the Agreement is hereby reduced to Six Million Dollars ($6,000,000) cash.

4.                  The Company hereby represents and warrants that:

a.	no compensation is owing from it to Shad Stastney, directly or indirectly (except as may be owing from Vicis to Mr. Stastney, with respect to which the Company makes no representation), as a result of Vicis entering into the Amendment or the amendments to the Agreement effected thereby; and

b.	there is no other agreement in place between Mr. Stastney and the Company involving advisory compensation, the repurchase of any equity securities owned by Mr. Stastney, or otherwise, provided that the Company and Mr. Stastney are parties to that certain Separation Agreement dated as of September 20, 2013, pursuant to which among other obligations thereunder the Company continues to be obligated to issue 250,000 shares of the Company’s common stock to Mr. Stastney.

5.	All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement or this Amendment may only be modified with prior written agreement from both parties. All references to the Agreement hereafter shall mean and refer to the Agreement as amended by this Amendment.

6.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

7.	This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or electronic (in “.pdf” format) transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the last date written below, effective as of the Amendment Effective Date.

COMPANY:

OPTIMIZERX CORPORATION

By:/s David Lester

Its: CEO

VICIS:

VICIS CAPITAL MASTER FUND

By: Vicis Capital, LLC, its investment advisor

By: /s/ Keith W. Hughes

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